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Exhibit 10.13.1

FIRST AMENDMENT OF SECOND AMENDED AND RESTATED
SUBORDINATED CREDIT AGREEMENT

        This First Amendment of Second Amended and Restated Subordinated Credit Agreement (the "First Amendment") is entered into as of April 16, 2004, between U.S. BANK NATIONAL ASSOCIATION ("U.S. Bank") and LOUD TECHNOLOGIES, INC. ("LTI") (which formerly was known as Mackie Designs, Inc.).

RECITALS

        A.    Mackie Designs, Inc., and U.S. Bank are parties to a Second Amended and Restated Subordinated Credit Agreement dated March 31, 2003 (the "Credit Agreement"). Capitalized terms used in this First Amendment that are not defined herein have the meanings assigned to such terms in the Credit Agreement.

        B.    On or about September 15, 2003, Mackie Designs, Inc., changed its name to LTI.

        C.    LTI has asked U.S. Bank to modify and amend certain covenants in the Credit Agreement and to make certain other amendments to the Credit Agreement. U.S. Bank is willing to do so, subject to the terms and conditions set forth in this First Amendment.

        NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties to this First Amendment agree as follows:

TERMS AND CONDITIONS

SECTION I

CONDITIONS PRECEDENT

        1.1   Conditions Precedent.    This First Amendment, and U.S. Bank's agreement to modify the Credit Agreement in the manner specified in this First Amendment, shall not be effective until the following events occur:

          (a)   Execution of this First Amendment.    LTI executes this First Amendment and delivers it to U.S. Bank;

          (b)   Payment of Loan Fees.    LTI pays U.S. Bank $55,612.48 in respect of loan fees owed pursuant to the terms of the Credit Agreement prior to the effective date of this First Amendment;

          (c)   Payment of Attorney Fees.    LTI pays U.S. Bank $4,975 in respect of attorney fees incurred by U.S. Bank in relation to the Credit Agreement through the effective date of this First Amendment;

          (d)   Payment of Waiver and Amendment Fee . LTI Pays U.S. Bank $14,112.16 in respect of the waiver and amendment fee owed pursuant to paragraph 3.2 of this First Amendment;

          (e)   Amendment of the CFC Loan Agreement.    LTI, the Guarantors, and CFC have executed an amendment of the CFC Loan Agreement in form and substance satisfactory to U.S. Bank in its reasonable discretion revising the terms of that agreement in a manner consistent with the revisions to the Credit Agreement effected by this First Amendment; and

          (f)    Reaffirmation of Guaranties and Security Agreements.    The Guarantors execute and deliver to U.S. Bank the Consent and Reaffirmation of Guaranties and Security Agreements set forth in Annex I to this First Amendment.

If the above-described conditions precedent are satisfied by April 30, 2004, this First Amendment shall become effective. If the above-described conditions precedent are not satisfied by April 30, 2004 (or waived by U.S. Bank in writing), this First Amendment shall not be effective and the parties' rights and obligations shall continue to be governed by the Credit Agreement (without giving effect to this First Amendment) and the other Loan Documents.

SECTION II

MODIFICATION OF THE CREDIT AGREEMENT

        2.1   Mackie's Name Change.    References in the Credit Agreement to "Mackie" standing alone (but not when used as part of the full name of an entity) hereby are modified and amended to "LTI." In addition, references in the Credit Agreement to "Mackie Designs, Inc.," hereby are modified and amended to "Mackie Designs, Inc., now known as LOUD Technologies, Inc."

        2.2   Revised Manner of Application of Proceeds of Equipment Sales.    Section 6.7(b)(ii) of the Credit Agreement hereby is modified, amended, and restated as follows:

          "(ii) the sale or other disposition of equipment (including worn-out or obsolete equipment or equipment no longer used or useful in the business of LTI or any Guarantor); provided that all Net Cash Proceeds from any such sale or other disposition shall be paid promptly to CFC to be applied to the outstanding principal amount of the Term Loans under the CFC Facility (which payment or payments shall be applied to the installments of those Term Loans in the inverse order of maturity) and, after the Term Loans under the CFC Facility have been fully repaid, to the other obligations of LTI under the CFC Loan Agreement in such order and manner as CFC may determine, or, if (x) CFC shall have been paid in full, (y) the CFC Loan Agreement shall have been terminated, and (z) the CFC Facility has not been refinanced, then such proceeds shall be paid to U.S. Bank for application to amounts owed pursuant to the New Term Loan in inverse order of maturity,"

        2.3   Revised EBITDA Covenant.    Section 6.17 of the Credit Agreement hereby is modified, amended, and restated as follows:

          "Section 6.17 EBITDA.    LTI and its Subsidiaries shall not permit the EBITDA of LTI and its Subsidiaries, for each period set forth below, to be less than the amount listed opposite such period, provided, however, that if the daily average of the aggregate Excess Availability was equal to or greater than $2,500,000 for each of the sixty consecutive days immediately preceding the last day of any such test period ending on or before September 30, 2004, then LTI and its Subsidiaries shall not be required to comply with the terms of this Section 6.17 for such test period (it being understood that LTI and its Subsidiaries shall be required to comply with the terms of this

  Section 6.17 for each test period ending after September 30, 2004, regardless of Excess Availability):

Period	Amount
April 1, 2003, through June 30, 2003	$1,117,600
April 1, 2003, through September 30, 2003	$2,435,200
April 1, 2003, through December 31, 2003	$4,735,200
January 1, 2004, through March 31, 2004	$(4,200,000)
January 1, 2004, through June 30, 2004	$(1,100,000)
January 1, 2004, through September 30, 2004	$1,500,000
January 1, 2004, through December 31, 2004	$4,600,000
April 1, 2004, through March 31, 2005	$8,300,000
July 1, 2004, through June 30, 2005	$8,300,000
October 1, 2004, through September 30, 2005	$8,300,000
January 1, 2005, through December 31, 2005	$7,500,000
April 1, 2005, through March 31, 2006	$7,500,000

        The use of parentheses in this Section 6.17 is intended to reflect negative numbers."

SECTION III

MISCELLANEOUS PROVISIONS

        3.1   Waiver of Existing Events of Default.    As of the date of this First Amendment, the following Events of Default (the "Acknowledged Events of Default") exist:

          (a)   An Event of Default under Section 7.1(b)(ii) of the Credit Agreement arising from the failure of LTI and its Subsidiaries to comply with Section 6.17 of the Credit Agreement for the period ending on each of June 30, 2003, September 30, 2003, and December 31, 2003;

          (b)   An Event of Default under Section 7.1(b)(ii) of the Credit Agreement arising from the failure of LTI and the Guarantors to give timely notice to U.S. Bank of the change of the name of Mackie Designs, Inc., to LOUD Technologies, Inc., and the change of the name of Mackie Designs Manufacturing, Inc., to Mackie Designs, Inc., each as required under Section 6.1(b) of the Credit Agreement; and

          (c)   An Event of Default under Section 7.1(b)(ii) of the Credit Agreement as a result of the failure of LTI and the Guarantors to promptly notify U.S. Bank in writing of the occurrence of the Events of Default set forth in items (a) and (b) above as required by Section 6.6(b)(vi) of the Credit Agreement.

Subject to the terms and conditions set forth herein, U.S. Bank hereby waives the Acknowledged Events of Default. U.S. Bank has not waived, is not by this First Amendment waiving, and has no intention of waiving any Event of Default that may have occurred on or prior to the date of this First Amendment, whether or not continuing on the date of this First Amendment, or that may occur after the date of this First Amendment (whether the same or similar to the Events of Default referred to above or otherwise), other than the Acknowledged Events of Default. The foregoing waiver shall not be construed as a bar to or a waiver of any other or further Event of Default on any future occasion, whether similar in kind or otherwise and shall not constitute a waiver, express or implied, of any of the rights and remedies of U.S. Bank arising under the terms of the Credit Agreement or any other Loan Documents on any future occasion or otherwise.

        3.2   Waiver and Amendment Fee.    Contemporaneously with the execution of this First Amendment, LTI shall pay to U.S. Bank an amendment fee in the amount of $14,112.16, which fee shall be fully earned and nonrefundable as of the date of this First Amendment.

        3.3   Additional Representations, Warranties, and Covenants.    LTI represents, warrants, and covenants with and to U.S. Bank as follows (which representations, warranties, and covenants are continuing and shall survive the execution and delivery of this First Amendment and are in addition to the representations, warranties, and covenants in the other Loan Documents):

          (a)   After giving effect to this First Amendment, no Default or Event of Default exists or has occurred and is continuing as of the date of this First Amendment; and

          (b)   This First Amendment has been duly executed and delivered by LTI and the Guarantors and the agreements and obligations of LTI and the Guarantors contained in this First Amendment constitute legal, valid, and binding obligations of LTI and the Guarantors enforceable against LTI and the Guarantors in accordance with their respective terms.

        3.4   Expenses of U.S. Bank.    LTI shall reimburse U.S. Bank for all expenses reasonably incurred by U.S. Bank in connection with U.S. Bank's lending and banking relationships with LTI including, but not limited to, recording charges, appraisal costs, environmental survey and investigation costs, collateral examination and inspection costs, travel expenses, and the reasonable fees and expenses of legal counsel for U.S. Bank (including fees and expenses incurred in connection with the preparation, negotiation, closing, administration, amendment, modification, and enforcement of this First Amendment, the Credit Agreement (as modified and amended by this First Amendment), or the agreements evidenced thereby); the preservation, protection, or disposition of the Collateral (or U.S. Bank's security interests in the Collateral); or as required by applicable law, rules, policies, and regulations. The amounts owed by LTI pursuant to the preceding sentence of this First Amendment shall be paid by LTI within 30 days of the date that LTI received the bill for such amounts.

SECTION IV

GENERAL TERMS

        4.1   Continued Effectiveness of the Loan Documents.    U.S. Bank and LTI acknowledge that the Loan Documents remain in full force and effect and are binding and enforceable in accordance with their terms (as modified by this First Amendment). Following the execution of this First Amendment and timely satisfaction of the conditions precedent specified in paragraph 1.1 above, references in the Credit Agreement to the "Agreement" shall mean the Credit Agreement, as amended by this First Amendment.

        4.2   Captions.    Any captions for the sections of this First Amendment are for convenience only and do not control or affect the meaning or construction of any of the provisions of this First Amendment.

        4.3   Severability.    If any term, condition, or provision of this First Amendment, or any other document or instrument referred to in this First Amendment, is held invalid for any reason, such offending term, condition, or provision shall be stricken therefrom, and the remainder of this First Amendment shall not be affected thereby.

        4.4   Negotiated Agreement.    This First Amendment is a negotiated agreement. In the event of any ambiguity in this First Amendment, such ambiguity shall not be subject to a rule of contract interpretation that would cause the ambiguity to be construed against either of the parties to this First Amendment.

        4.5   Voluntary and Entire Agreement.    The only consideration for the execution of this First Amendment is the consideration expressly recited herein. This First Amendment and the Loan Documents set forth and constitute the entire agreement between U.S. Bank and LTI with respect to the New Term Loan and the Collateral. No oral promise or agreement of any kind or nature, other than those that have been reduced to writing and set forth in this First Amendment or in the Loan

Documents, has been made between U.S. Bank and LTI. LTI acknowledges that it has been represented by legal counsel in connection with the negotiation and execution of this First Amendment and the other agreements and instruments referred to in this First Amendment. LTI voluntarily executed this First Amendment and the other agreements and instruments referred to in this First Amendment.

        4.6   Construction and Conflict With Other Agreements.    In the event of any conflict between the terms of this First Amendment and the terms of any other agreements or instruments referred to in this First Amendment, the terms of this First Amendment shall control.

        4.7   WAIVER OF JURY TRIAL.    LTI HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY OF ANY CLAIMS IT HAS OR HEREAFTER MAY HAVE AGAINST U.S. BANK (INCLUDING CROSS-CLAIMS AND COUNTERCLAIMS), WHETHER ANY SUCH CLAIM ARISES OUT OF CONTRACT, TORT, OR OTHERWISE AND WHETHER ANY SUCH CLAIM ARISES BEFORE OR AFTER THE DATE OF THIS FIRST AMENDMENT.

        4.8   Applicable Law.    This First Amendment, the Credit Agreement, and any other instruments or agreements required or contemplated under this First Amendment shall be governed by and construed under the laws of the state of Washington, without regard to principles of conflicts of law.

        4.9   WRITING REQUIREMENT.    ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

LOUD TECHNOLOGIES, INC.		U.S. BANK NATIONAL ASSOCIATION
By	/s/ TIM O'NEIL Tim O'Neil Chief Financial Officer	By	/s/ ELIZABETH C. HENGEVELD Elizabeth C. Hengeveld Vice President

ANNEX I

CONSENT AND REAFFIRMATION OF GUARANTIES
AND SECURITY AGREEMENTS

        Mackie Designs, Inc. (which formerly was known as Mackie Designs Manufacturing, Inc.), Mackie Investment Co., and SIA Software Company, Inc., hereby consent to the terms of the foregoing First Amendment of Second Amended and Restated Subordinated Credit Agreement and acknowledge and reaffirm their obligations under the guaranties and security agreements they executed on or about March 31, 2003, in favor of U.S. Bank with respect to the obligations of LOUD Technologies, Inc. (formerly known as Mackie Designs, Inc.) to U.S. Bank under the Second Amended and Restated Subordinated Credit Agreement and the New Term Loan Note.

        Dated as of April 16, 2004.

MACKIE DESIGNS, INC. (formerly known as Mackie Designs Manufacturing, Inc.)		MACKIE INVESTMENT CO.
By	/s/ TIM O'NEIL Tim O'Neil Vice President	By	/s/ TIM O'NEIL Tim O'Neil Vice President
SIA SOFTWARE COMPANY, INC.
By	/s/ TIM O'NEIL Tim O'Neil Vice President

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FIRST AMENDMENT OF SECOND AMENDED AND RESTATED SUBORDINATED CREDIT AGREEMENT
ANNEX I CONSENT AND REAFFIRMATION OF GUARANTIES AND SECURITY AGREEMENTS